                                                                                       Bank of America (logo)
                                                                                             Bank of America
                                                                                              100 North Tryon Street
                                                                                               Charlotte, NC 28255
                                                                                               Tel 704.386.5000

Bank of America Corporation	Filed Pursuant to Rule 424 (b)(2) File number 333-83503
Pricing Supplement No. 278 Dated September 20, 2001 (To Prospectus dated August 5, 1999 and Prospectus Supplement dated June 5, 2001)
Senior Medium-Term Notes, Series I
Principal Amount:		$9,500,000.00
Issue Price:	100.000%	$9,500,000.00
Commission or Discount:	0.000%	$ 0.00
Proceeds to Corporation:	100.000%	$9,500,000.00

Agent:	Banc of America Securities LLC, as Agent
Original Issue Date:	September 27, 2001
Stated Maturity Date:	September 1, 2006
Cusip #:	06050MBN6
Form:	Book-entry only.
Interest Rate:	Floating
Daycount Convention:	Actual/360
Base rate:	LIBOR Telerate Page 3750
Index maturity:	90 days
Spread:	+ 0.25 bps
Initial Interest Rate:	To be determined using the Base rate in effect on September 25, 2001
Interest Reset Period:	Quarterly, commencing on March 1, 2002
Interest Reset Dates:	March 1, June1, September 1 and December 1, commencing on March 1, 2002
Interest Determination Date:	Two London banking days preceding the Interest Reset Date
Interest payment Dates:	March 1, June 1, September 1 and December 1, commencing on March 1, 2002

May the Notes be redeemed by the corporation prior to maturity?	No.
May the Notes be repaid prior to maturity at the option of the Holder?	No.
Discount Note?	No.